UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   May 19, 2026

CONNECTONE BANCORP, INC.
(Exact name of Company as specified in its charter)

New Jersey	001-40751	52-1273725
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No

301 Sylvan Avenue
Englewood Cliffs, New Jersey		07632
(Address of principal executive offices)		(Zip Code)

Company's telephone number, including area code  (844) 266-2548

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CNOB	NASDAQ
Depositary Shares (each representing a 1/40th interest in a share of 5.25% Series A Non-Cumulative, perpetual preferred stock)	CNOBP	NASDAQ

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) The Registrant announced that at its annual reorganizational meeting, the Board of Directors of the Registrant appointed Ms. Elizabeth Magennis as President of the Registrant. Ms. Magennis previously served as Executive Vice President of the Registrant, and President of ConnectOne Bank, it’s wholly owned subsidiary (the “Bank”). Ms. Magennis will continue to serve as President of the Bank and as a member of the Board of each of the Registrant and the Bank. Mr. Frank Sorrentino, who previously served as President of the Registrant, as well as Chairman and Chief Executive Officer of the Registrant and the Bank, will continue to serve as Chairman and Chief Executive Officer of the Registrant and the Bank.

The information about Ms. Magennis required by this Item is incorporated by reference from the Registrant’s Annual Proxy Statemen t on Schedule 14A filed with the Securities and Exchange Commission on April 9, 2026 under the caption “Nominees for Director”.

Item 5.07          Submission of Matters to a Vote of Security Holders

On May 19, 2026, ConnectOne Bancorp, Inc. (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”), for which the Board of Directors solicited proxies. At the Annual Meeting, the shareholders voted on the proposals set forth below, as described in the Company’s definitive proxy materials filed with the SEC on April 9, 2026.

On March 31, 2026, the record date for the Annual Meeting, there were a total of 50,288,494shares of common stock outstanding and entitled to vote at the Annual Meeting. A total of 42,293,111shares of common stock were represented in person or by proxy at the Annual Meeting. The proposals voted on and approved by the shareholders at the Annual Meeting, and the final voting results with respect to such proposals, were as follows:

Proposal 1.
The election of fifteen persons to serve as directors for one-year terms. The following is a list of the directors elected at the Annual Meeting with the number of votes For and Withheld, as well as the number of Broker Non-Votes:

	FOR	WITHHELD	BROKER NON-VOTES
Frank Sorrentino III	35,306,753	824,148	6,162,210
Stephen T. Boswell	35,332,369	798,532	6,162,210
Frank W. Baier	35,119,823	1,011,078	6,162,210
Frank Huttle III	34,914,271	1,216,630	6,162,210
Michael Kempner	35,217,799	913,102	6,162,210
Elizabeth Magennis	35,248,645	882,256	6,162,210
Nicholas Minoia	35,275,896	855,005	6,162,210
Anson M. Moise	35,434,753	696,148	6,162,210
Katherin Nukk-Freeman	35,651,735	479,166	6,162,210
Susan O’Donnell	35,654,772	476,129	6,162,210
Daniel Rifkin	35,699,832	431,069	6,162,210
Mark Sokolich	35,699,724	431,177	6,162,210
Christopher Becker	35,189,591	941,310	6,162,210
Edward J Haye	35,473,849	657,052	6,162,210
Peter Quick	35,569,060	561,841	6,162,210

Proposal 2:	Approval of the ConnectOne Bancorp, Inc. 2026 Equity Incentive Plan. The votes For and Withheld, as well as the number of Abstentions and Broker Non-Votes are as follows:

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
34,424,591	1,648,967	57,343	6,162,210

Proposal 3:	Approval, on an advisory basis, of compensation of the Company's Executive Officers. The number of votes For and Against with regard to this proposal, as well as the number of Abstentions and Broker Non-Votes are as follows:

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
34,932,239	774,603	424,059	6,162,210

Proposal 4:	Ratification of Independent Auditors. The votes For and Withheld, as well as the number of Abstentions are as follows:

FOR	AGAINST	ABSTENTIONS
41,871,092	377,047	44,972

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CONNECTONE BANCORP, INC.
(Registrant)

Dated: May 20, 2026	By:	/s/ William S. Burns
WILLIAM S. BURNS
Senior Executive Vice President and Chief Financial Officer